U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 10 GENERAL FORM FOR REGISTRATION OF SECURITIES Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934
BENAIAH HOLDINGS GROUP, Inc. ----------------------------- (Exact name of registrant as specified in its charter) NORTH CAROLINA
47-4898250 ------------------ ------------------------------ State or
other jurisdiction I.R.S. Employer Identification No.) of incorporation or organization) 2015 Ayrsley Town Blvd. Charlotte NC 28272 ------------------------------------------------------------ (Address of
principal executive offices) (Zip Code) Registrant's telephone number, including area code: 704-200-1275 Fax Number: 704-200-1275 Securities to be registered pursuant to Section 12(b) of the Act: None Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.0001 Par Value (Title of class) Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. Large accelerated filer Accelerated filer Non-accelerated filed Smaller reporting company X The Company may qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act which became law in April, 2012. See "The Company: The Jumpstart Our Business Startups Act" contained herein. ITEM 1. Business Benaiah Holdings Group ("Benaiah Holdings Group" or the "Company") is a blank check company and qualifies as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act which became law in April 2012. The definition of an emerging growth company is a company with initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during the last completed fiscal year. See "The Company: The Jumpstart Our Business Startups Act". Benaiah Holdings Group was incorporated on July 26, 2017 under the laws of the State of Georgia to engage in any lawful corporate undertaking, including but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since its inception and its operations to date has been limited to issuing shares to its original shareholders and filing this registration statement. The Company was formed to provide a method for domestic or foreign private company to become a reporting company as part of the process toward the public trading of its stock. The President of the Company is also the Vice President, Director and Shareholder of Kimark Group, LLC ("KGLLC"). KGLLC assists companies in becoming public companies and introductions to the financial community. Such services may include, when and if appropriate, the use of an existing reporting company such as the Company. KGLLC will typically enter into an agreement with a private company to assist it in becoming a public reporting company and for its introduction to brokers and market makers. A private company may become a public reporting company by effecting a business combination with an existing public reporting company such as the Company or by filing a registration statement pursuant to the Securities Act of 1933 (typically a Form S-1) or the Securities Exchange Act of 1934 (Form 10). KGLLC is continually in discussions with various entities who are considering the use of a public reporting company as part of the process of going public. In these discussions, KGLLC will explain the various options of becoming a reporting company, including the use of an existing public reporting company, such as the Company. For its services, KGLLC will receive cash compensation. KGLLC does not provide public shareholder base to private company as part of business combination. The President of the Company is also the President of KGLLC and as such may be considered affiliated. However, there is no agreement nor contractual relationship between the Company and KGLLC to perform or provide services to the other. However, as a non-operating blank check company, the Company is available for use by a client of KGLLC which wishes to use a reporting company incident to the process of registering its securities and becoming a reporting company. The benefits of a business combination with the Company include: 1. Reincorporating of the private company in Delaware whose General Corporate Law is considered favorable for the operations. 2. The recapitalization of the stock structure of the private company suitable for public company. 3. The introduction of management of the private company to the reporting and other requirements of a public company before commencement of trading. 4. Increased visibility of the private company among financial community.
5. Reassurance to shareholders of the private company that the process of registering its shares for public trading has commenced and such shareholders can begin to view filings of the company, even prior to the registration of their own shares, on the website of the SEC. 6. The time required to view such business combination may be less than required to prepare, draft, and file a registration statement. However, upon completion of such business combination, the company must file a Form 8-K which includes disclosure similar to that required in a registration statement. There is no assurance that any of these benefits will be achieved or that such benefits will benefit a private company. A business combination will normally take the form of a merger, stock-for-stock exchange or stock -for-assets exchange. In most instances, a private company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. Once a change of control of the Company has been effected, if at all, new management may issue shares of its stock prior to filing a registration statement pursuant to the Securities Act of 1933 and such shares will be governed by the rules and regulations of the Securities and Exchange Commission regarding the sale of unregistered securities. The Company has not generated revenues and has no income or cash flows from operations since inception. The continuation of the Company as a going concern is dependent upon financial support from its stockholders. Management has agreed to fund the expenses of the Company until a change in control without reimbursement after which time, any future expenses will become the responsibility of new management. Because of the nature of the Company and its absence of on-going operations, these expenses are expected to be relatively low. Aspects of a Public Company. There are certain perceived benefits to being a public company whose securities are traded publicly: These are commonly thought to include the following: 1. Increased visibility in the financial community;
2. Increased valuation; 3. Greater ease in raising capital; 4. Compensation of key employees through stock options for which there may be a market valuation; 5. Enhanced corporate image. There are also certain perceived disadvantages to being a public company. They are commonly thought to include the following: 1. Requirement for audited financial statements which the company may find to be of significant cost; 2. Required publication of corporate information and biographical information on the management which the company may perceive as private or competitive information; 3. Required filings of periodic and episodic reports with the Securities and Exchange Commission which can be time consuming. Potential Private Companies. Business entities, if any which may be interested in a combination, with the Company, may include the following: 1. A company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses; 2. A company which is unable to find an underwriter of its securities or is unable to find an underwriter of its securities on terms acceptable to it; 3. A company which wishes to become public with less dilution of its securities than would occur upon an underwriting;
A company which believes it will be able to obtain investment capital on more favorable terms after it has become public; 4. A foreign company which may wish an initial entry into the United States securities market; 5. A special situation company, such as company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan; 6. A company seeking one or more of other perceived benefits of becoming a public company. A business combination with a private company will normally involve the transfer to the private company of the majority of the of the issued and outstanding common stock of the Company and the substitution by the private company of its own management and the board of directors. The proposed business activities described herein classify the Company as a "blank check" company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations regarding sale of securities of blank check companies. The Company will not make any effort to cause a market to develop in its securities until the Company has successfully implemented a business combination and it is no longer classified as a blank check company. The Company is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act. The Company will continue to file all reports required of it under the Exchange Act until a business combination has occurred. A business combination will normally result in a change in control and management of the Company. Since a principal benefit of a business combination with the Company would normally be considered its status as a reporting company, it is anticipated that the Company will continue to file reports under the Exchange Act following a business combination. No assurance can be given that this would occur, if it does, for how long. Mark A Jones is the President and Director of the Company. Marc A Robinson is the Vice- President and Director of the Company. The Company has no employees nor any other persons other than Mr. Jones and Mr. Robinson who devote all their time to its affairs. All references herein to management of the Company refers to Mr. Jones and Mr. Robinson. The inability at any time of either of these individuals to devote sufficient attention to the Company could have material adverse effect on its operations. Glossary Blank Check Company As used herein, a "blank check" company is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Business combination Normally a merger, stock-for-stock or stock for assets exchange with a private company or the shareholders of private company. Emerging Growth Company A company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during the last completed fiscal year. Benaiah Holdings Group or the Company The corporation whose common stock is the subject of this registration statement. Exchange Act The Securities Exchange Act of 1934, as amended. Securities Act The Securities Act of 1933, as amended. Reporting Company A company with a class of securities registered under the Section 12 of the Securities Exchange Act of 1934.

Jumpstart Our Business Startups Act. The disclosure below discusses generally the terms of the "Jumpstart Our Business Startups Act." Currently, the Company is without operations or revenues and as such does not anticipate that it will affect certain transactions covered by such Act until, if at all, a change in the control of the Company is affected. Until at such time the Company effects a change in control, it does not expect that it will benefit from the exemptions of certain financial disclosures required in a registration statement as well as the simplification of the sale of securities and the relaxation of general solicitation for Rule 506 Offerings. In April 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides among other things: Exemptions for emerging growth companies from certain financial disclosures and governance requirements for up to five (5) years and provides a new form of financing for small companies; 1. Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Act of 1934; 2. Relaxation of the general solicitation and general advertisement prohibition for Rule 506 Offerings; 3. Adoption of new exemption for public offerings of securities in amounts not exceeding $50 million; and 4. Exemption from registration by a non-reporting company offers and sale of securities of up to $1,000,000.00 that complies with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements. In general, under the JOBS Act, a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of: 1. the completion of the fiscal year in which the company has total annual gross revenue of $1 billion or more; 2. the completion of the fiscal year of the fifth anniversary of company's IPO; 3. the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or 4. the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934. The Company that meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. The exemptions that impact the Company are discussed below: Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from the registration statements filed by other companies as follows: Audited financial statements for only two fiscal years; 1. selected financial data required for only the fiscal years that were audited; 2. executive compensation only needs to be presented in limited format now required for smaller reporting companies (A smaller reporting company is one with a public float of less than $75 million as of the last date of its most recently completed second fiscal quarter). However, the requirements for financial disclosure provided by Regulation S-X promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently, a smaller reporting company is not required to file, as part of its registration statement, selected financial data, and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations. The JOBS Act also exempts the Company's independent registered accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule. The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for supplemental auditor report about the audit. Internal Control Attestation: The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting. Section 102(a) of the jobs Act goes on to exempt emerging growth companies from the requirements in the 34 Act Section 14A(e) for companies with a class of securities registered under the 34 Act to hold shareholder vote for executive compensation and golden parachutes. Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional investors or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker- dealer about an emerging growth company regardless if such report provides sufficient information for investment decision. Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registrations statement and all amendments are filed within 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow. Election to Opt. Out of Transition Period.
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is those that have not had a 33 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. ITEM 1A - Risk Factors. The business of the Company is subject to numerous risk factors. The following are the material risk factors regarding the business of the Company: The Company has no operations to date and it is not expected to begin any operations until a change in control, if then. The Company has no operating history nor revenue with minimal assets and operates at a loss and its continuation as a going concern is dependent upon support from its stockholders or obtaining additional capital.
The Company has not generated any revenues and has no income or cash flow from operations since its inception. The Company has sustained losses to date and will, likely, continue to sustain expenses without corresponding revenues, at least until consummation of a business combination. Management will pay all expenses incurred by the Company until a business combination is effected, without repayment. There is no assurance that the Company will ever be profitable. The Company's independent auditors have issued a report questioning the Company's ability to continue as a going concern. The report of the Company's independent auditors contained in the Company's financial statements includes a paragraph that explains that the Company has recurring losses and has accumulated deficit. These matters raise substantial doubts regarding the Company's ability to continue as a going concern without the infusion of capital through the sale of securities or through development of its operations or by effecting a business combination. Even in such cases, there is no assurance that the Company can create operations that can result in positive revenues. Without such, the Company will not be able to continue. The Company is a shell company and as such, shareholders cannot rely on the provisions of Rule 144 for resale of their shares until certain conditions are met: The Company is a shell company as defined under Rule 405 of the Securities Act of 1933 as a registrant that has no or nominal operations and either no or nominal assets, or assets consisting only of cash or cash equivalents and/or other nominal assets. As securities issued by a shell company, the securities issued by the Company can only be resold by filing a registration statement for those shares or utilizing the provisions of Rule 144 once certain conditions are met, to wit: (i) the Company has ceased to be a shell company (ii) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, (iii) the Company has filed all required reports under the Exchange Act of the preceding 12 months and (iv) one year has elapsed since the Company filed "Form 10" information. Thus a shareholder of the Company will not be able to sell its shares until such time as a registration statement for those shares is filed or the Company has ceased to be a shell company either by effecting a business combination or by developmental growth, the Company has remained current on its Exchange Act filings for 12 months and the Company has filed the information as would be required by a "Form 10" filing (e.g., audited financial statements, management information and compensation, shareholder information, etc.) The Company has only two directors, officers and beneficial shareholders and as such may not benefit from diverse and multiple opinions. The officers and directors of the Company are Mark A. Jones and Marc A Robinson. Because management consists of only these two persons, the Company does not benefit from multiple judgments that a greater number of directors or officers would provide. The Company would rely completely on the judgment of its officers and directors when selecting a company. Mr. Jones and Mr. Robinson anticipate devoting only a limited amount of time to the business of the Company. Neither Jones nor Robinson has entered into written employment agreements with the Company and they are not expected to do so. The Company has not obtained key man life insurance on either officer or director. The loss of the services of either Jones or Robinson could adversely affect the development of the business of the Company and its likelihood of commencing operations. Some former blank check companies do not always continue as public companies. Mark A. Jones and Marc A. Robinson through KGLLC would and intend to work with many companies, some start up and others on-going, that wish to become public companies. Being a public company involves many requirements including, but not limited to, regular public reporting and disclosure requirements, accounting expenses, including annual audit, officer and director limitations on sale of securities. Not all companies nor management thereof are able to meet the obligations of being a public company and many of the companies with which management of the Company may work with for whatever reason, may chose not to proceed as a public company and either become delinquent on the required 1934 Exchange Act filings resulting in automatic revocation of the registration or have filed a Form 15 voluntarily terminating the registration. Indemnification of officers and directors may put the Company's assets at risk. The Certificate of Incorporation of the Company provides that the Company may indemnify officers and directors of the Company for liabilities which can include liabilities arising under the securities laws. Assets of the Company could be used or attached to satisfy any liabilities subject to such attachment. The voting control by the current shareholders who are also the sole directors and officers gives shareholders the ability to change the business plan of the Company. Current shareholders of the Company are also its officers and directors and hold 100% of the outstanding stock of the Company. As such these shareholders are in control of the Company and its direction and business plan. Although these officers/shareholders/directors are the initial creators of the Company and created the Company for the purposes stated in the registration statement, as controlling shareholders, these shareholders have the ability to change the purpose and direction of the Company without further amendment to the registration statement. The Company's election not to opt out of the JOBS Act extended accounting transition period may not make its financial statement easily comparable to other companies. Pursuant to the JOBS Act of 2012, as an emerging growth company, the Company can elect to opt out of the extended transition period for any or revised accounting standards that may be issued by the PCOAB or the SEC. The Company has elected not to opt out of such extended transition period which means when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for a private company. This may make the comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used. The proposed operations of the Company are speculative. The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the private company which combines with the Company. While business combinations with entities that have established operating histories are preferred, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if the Company had more funds available to it, would be desirable. In the event the Company completes a business combination; the success of its operations will be dependent upon the management of the private company and numerous other factors beyond the control of the Company. There is no assurance that the Company can identify a company and consummate a business combination. The Company will seek only one business combination and as such there is no diversification of investment. The purpose of the Company is to enter a business combination with a business entity which desires the perceived advantages of effecting a business combination with an existing company which has a class of securities registered under the Exchange Act. The Company may participate in a business venture of virtually any kind or nature and it will not restrict its search to any specific business, industry or geographical location. Management anticipates that the Company will be able to participate in any one potential business combination because the Company has nominal assets and limited financial resources. The lack of diversification should be considered a substantial risk to the shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another. The Company is primarily dependent on KGLLC to seek and secure a business combination. The President of KGLLC is a director, President and shareholder of the Company. KGLLC assists companies in becoming public companies and assist companies with introductions to the financial community. Although there is no agreement nor contractual relationship between the Company and KGLLC to perform or provide services, the Company is available to use a reporting company incident to the process of registering its securities and becoming a reporting company. The Company is dependent primarily on KGLLC in order to locate an entity with which to effect a business combination. Without such business combination, it is unlikely that the Company will develop any business plan or operations or revenues and will remain a shell company. In addition, such reliance may result in the Company missing other business combination opportunities otherwise available outside KGLLC. There is a scarcity of and competition for business opportunities and combinations. The Company is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well- financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger and acquisition candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at competitive disadvantage in identifying possible business combinations and successfully completing a business combination. Moreover, the Company will also compete with numerous other small public companies in seeking merger or acquisition candidates. There is no agreement for business combination and no minimum requirements for business combination. KGLLC is continually in discussions with various entities who are considering the use of a reporting company as part of the process of going public. In these discussions, KGLLC will explain the various options of becoming a reporting company including the use of an existing public reporting company such as the Company. As of the date of this registration statement, the Company has no arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, the Company enters into a business combination, it will file the required reports with the Securities and Exchange Commission. There can be no assurance that the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a private company to have achieved, or without which the Company will not consider a business combination with such business entity. Accordingly, the business may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth and other negative characteristics. There is no assurance that the Company will be able to negotiate a business combination on terms favorable to the Company. Reporting requirements may delay or preclude acquisition. Pursuant to the requirements of Section 13 of the Exchange Act, the Company is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. Obtaining audited financial statements is the economic responsibility of the private company. The additional time and costs that may be incurred by some potential companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Prospects that do not have or unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Notwithstanding a company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to the Company at the time of entering into an agreement for a business combination. In cases where the audited financial statements are not available, the Company will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a company may prove to be an unfavorable one for the Company. Possible Regulation under the Investment Company Act which, if imposed, would substantially increase reporting and compliance costs and regulations. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company will be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not management or consulting services or are not involved in the business whose securities are held. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940. Any violation of such Act could subject the Company to material adverse consequences. The Company will probably effect a change in control and management and biographies and objectives of such management and its impact on the Company are unknown. A business combination involving the issuance of common stock of the Company will, in all likelihood, result in shareholders of the private company obtaining a controlling interest in the Company. As a condition of the business combination agreement, the shareholders of the Company may agree to sell, transfer or retire all or a portion of their stock of the Company to provide the target company with all or majority control. The resulting change of the control of the Company will likely result in the removal of the present officers and directors of the Company and a corresponding reduction in or elimination of their participation in the future affairs of the Company. The Company will probably effect business combination which may have a possible impact on the value of the shares of its common stock. A business combination normally will involve the issuance of a significant number of additional shares. Depending on the assets of the Company acquired in such business combination, the per share value of the common stock of the Company may increase or decrease, perhaps significantly, after such business combination. At the present time, the Company is a blank check company without revenues or operations and there is no share value other than the initial capital contribution of its initial shareholders. Therefore, reliance on the current information regarding the current book value is probably not a good indication of future value of the stock as such value may decrease or increase after such business combination. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the private company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non- qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction. Any potential acquisition or merger with a foreign company may create additional risks. It is possible that the Company will enter into a business combination with a foreign entity and will therefore be subject risks and taxes that are currently unknown and the impact which is presently unpredictable. If the Company enters into a business combination with a foreign concern, it will be subject to risks inherent to business operations outside the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national boundaries and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investments, resource self-sufficiency, balance of payments positions and in other respects. Any business combination with a foreign company may result in control of the Company by persons or individuals who are not residents of the United States and in assets which are located outside the United States, either of which could significantly reduce the ability of shareholders to seek or enforce legal remedies against the Company. ITEM 2. FINANCIAL INFORMATION. PLAN OF OPERATION The Company has no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company has not generated any revenues and has no income or cash flow from operations since inception. The Company has sustained losses to date and will, in all likelihood, continue to sustain expanse without corresponding revenues, at least until the consummation of a business combination. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain equity financing to continue operations, and successfully effecting a business combination. Management will pay all the expenses incurred by the Company until a business combination is effected without repayment. There is no assurance the Company will ever be profitable. The Company has no operations nor does it currently engage in any business activities generating revenues. The Company's principal business objective for the following 12 months is to be used in a business combination with a private company as part of that company's process to become a public company. The Company anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Act of 1934, including accounting fee and (ii) payment of annual corporate fees. It is anticipated that such expenses will not exceed $5,000.00 although management has not set a limit on the amount of expenses it will pay on behalf of the Company. Management has agreed to fund the expenses of the Company until a change in control without reimbursement after which time such expenses will become the responsibility of new management. Because of the nature of the Company and its absence of on-going operations, these expenses are expected to be relatively low. Business Combination with a Private Company. KGLLC assist private companies in becoming public reporting companies, including preparing and filing a registration statement and in introducing to brokers and market makers. Such services may include, if and when appropriate, effecting a business combination with an existing reporting company, such as the Company. KGLLC is often in various stages of discussions with potential private companies which may wish to utilize an existing public company to effect a business combination. At the time a decision is made to combine a private company with the Company, the Company will make an appropriate filing reporting that event. The Company will not make any independent search for a possible private company nor will it retain or use any entity to identify or analyze the merits of a private company. The Company will effect a business combination with a private company as part of the process of the private company becoming a public reporting company. Management of the Company. The Company has no full-time employees. Mark A. Jones and Marc A. Robinson are the officers and directors of the Company and its shareholders. Mr. Jones as President of the Company and Mr. Robinson as the Vice President, will allocate a limited portion of time to the activities of the Company without compensation. Potential conflicts may arise with respect to the limited time commitment by management and the potential demands of the activities of the Company. The amount of time spent by Mr. Jones or Mr. Robinson on the activities of the Company is not predictable. Such time may vary widely from an extensive amount when reviewing a company and effecting a business combination to an essentially quite time when activities of management focus elsewhere. It is impossible to predict the amount of time that will actually be required to spend to review suitable companies. General Business Plan. The purpose of the Company is to effect a business combination with a business entity which chooses to become a public company by a combination with a reporting company and desires to seek the perceived advantages of a corporation. which has a class of securities registered under the Exchange Act. The Company will not be restricted to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. Although the Company will not search for a target company itself, it will however, be available for use by any client of KGLLC which wishes to use a reporting company incident to the process of registering its securities and becoming a reporting company. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another venture. The private company with which the Company may effect a business combination may have recently commenced operations, or may wish to a utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. After a change in control of the Company and after a subsequent business combination, if any, the current shareholders of the Company will likely retain an equity interest in the Company, which would be a non-controlling equity interest. The current officers and directors of the Company will not be the officers nor directors after any change in control. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities complex and difficult. The Company has, and will continue to have, no capital with which to provide to provide the owners of business entities with any such cash or other assets. Sixty days after the initial filing of this registration statement, the Company will automatically be subject to the reporting requirements of the Securities Exchange Act of 1934. Included in these requirements is the duty of the Company to file audited financial statements reporting a business combination which is required to be filed with the Securities Exchange Commission upon completion of the combination. Because of the time required to prepare financial statements, a private company which has entered into a business combination agreement may wish to take control of the Company before it has completed its audit. Among other things, this will allow the private company to announce the pending combination through filings with the Securities and Exchange Commission which will then be available to the financial community, potential investors and others. In such case, the Company will only have access to unaudited and possibly limited financial information about the private company in making a decision to combine with that company. Public Market for the Company Shares. It is likely that after a change in control and a possible subsequent business combination with a private company thereafter, the resultant new management of the Company will desire to have the Company's shares listed or quoted on the over-the-counter bulletin board or in the electronic OTC Markets Group Inc. (formerly, Pink OTC Markets, Inc.) present management does not intend to make such an application or seek such qualification for public trading of the shares but KGLLC will assist such action of new management as part of its services. A potential private company should be aware that the market price and trading volume of the securities of the Company, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of a successor management to encourage interest in the Company within the United States financial community. The Company does not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post a bid and asked prices and are unlikely to take positions in the Company's securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in the Company's securities, which may result in a significant pressure on the market price. Terms of a Business Combination. In implementing a structure for a particular business combination, the Company may become a party to a merger, consolidation, reorganization, joint venture, licensing agreement with another corporation or entity. On the consummation of a change in control, it is likely that the present management and shareholders of the Company will no longer be in control of the Company. In addition, it is likely that the officers and directors of the Company will, as part of the terms of change in control, resign and be replaced by one or more new officers and directors. It is anticipated that any securities issued in any business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws. The Company will likely register all or a part of such securities for public trading after the transaction was consummated. If such registration occurs, it will be undertaken by the surviving entity after the Company has entered into an agreement for a business combination or has consummated a business combination and the Company is no longer considered a blank check company. The issuance of additional securities and their potential sale in any trading market which may develop in the securities of the Company may depress the market value of the securities of the Company in the future if such market develops, of which there is no assurance. While the terms of a business transaction to which the Company may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended. The current officers and directors of the Company will provide their services without charge or any future repayment by the Company until such time as a change in control is effected and they no longer serve as officers or directors. After effecting a change in control and any possible subsequent business combination, it is likely that the current shareholders will retain a non- controlling share ownership in the Company. Competition The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors. Item 3. PROPERTIES The Company has no properties at this time and has no agreements to acquire properties. The Company currently uses the offices of management in Newark, NJ at no cost to the Company. Management will continue this arrangement until the Company completes a business combination. ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The following table sets forth each person known by the Company to be the beneficial owner of 5 percent or more of the common stock of the Company, all the directors individually and all directors and officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown: Name Address Number of Shares before Offering Number of Shares after Offering Percent of Shares after Offering
Clean Hands Foundation* PO Box 669032 Charlotte, NC 28266 750,000
0 0 Jerome Hunter 1503 Westdale Lane Charlotte NC 28092 25,000
0 0 First Class Tours Inc.** 1411 Bridgton Rd Winston, NC 27127 1,500,000 0 0 Speech works Therapy Services*** 7900 Matthews Mint Hill Rd. Ste. 115 Mint Hill, NC 28227 375,000 0 0 Ashley Rivens 2818 Heather Glen Lane Charlotte, NC 28208 375,000 0 0 Burtram Fulton 9501 Willow Ridge Rd Apt. 2A Charlotte NC 28210 125,000 0 0 Sonia D. Govan 1921 Mereview Court Apt. 37 Charlotte NC 28210 125,000 0 0 Wilfred McCrea 2338 Toddville Road Charlotte NC 28214 125,000 0 0 Gracie McCrea 2338 Toddville Road Charlotte NC 28214 125,000 0 0 Nettie Hayes 1846 Starita St. Charlotte NC 28206 125,000 0 0 Mark Jerrell 10936 Gold Pan Rd. Charlotte NC 28215 125,000 0 0 Kay S. Goodwin 5910 The Plaza Charlotte NC 28215 125,000 0 0 Corey Jones 8004 Waterford Lakes Dr. Apt. 223 Charlotte NC 28210 250,000 0 0 Somer R. Dickerson 7000 Winding Cedar Trail #207 Charlotte NC 28212 250,000 0 0 James D. Connor P.O. Box 43391 Charlotte NC 28215 125,000 0 0 LaTasha Billings-Connor P.O Box 43391 Charlotte NC 28215 125,000 0 0 Wilson L. Harris 1844 Hartford Drive Gastonia NC 28052 150,000 0 0 Cassandra Void 6099 Old Number Six Hwy Eloree SC 29047 1,500,000 0 0 City of God Ministries**** 3020 Prosperity Church Rd. PMB 255-B Charlotte NC 28269 1,500,000 0 0 Charles McGee
2913 Clyde Drive Charlotte NC 28208 250,000 0 0 Koree Roseboro 8501 University Station Circle Apt. 1412 Charlotte NC 28269 125,000
0 0 Toree Roseboro 8501 University Station Circle Apt. 1412 125,000
0 0 Kevin Jordan 2016 Confederate St. Charlotte NC 28273 25,000
0 0 Delores Roseboro 1953 Saint James Church Rd Denver, NC 28037
25,000 0 0 Fulton Williams 10200 Fairbourne Court Charlotte NC 28269 750,000 0 0 Tom Leonard Jr. 5941-5 Providence Rd. Charlotte NC 28226 750,000 0 0 Phoenix Enterprises***** 2812-38 Crosspoint Circle Matthews NC 28105 750,000 0 0 Teresa Wesley Wilson 4831 Prestwick Ln. Charlotte NC 28212 125,000 0 0 Steven Wilson 4831 Prestwick Ln. Charlotte NC 28212 125,000 0 0 Sheneika Smith 16 Crestland Rd. Asheville, NC 28803 250,000 0 0 Elizabeth Kennedy 10315-302 Ringed Teal Rd. Charlotte NC 28262 125,000 0 0 Charles Roseboro 1953 Saint James Ch. Rd. Denver NC 28037 200,000 0 0 Mae R. Jones PO Box 622 Walkertown, NC 27051 125,000
0 0 Kimla Lindsay 8337 Vermilion Dr. Charlotte NC 28215 1,500,000
0 0 Marvin Wilson 9937 Bradstreet Commons Way Charlotte NC 28215
750,000 0 0 Secret Entertainment Group****** PO Box 33416 Charlotte, NC 3416 28233 750,000 0 0

(1) Mark A. Jones is President, Secretary and Director of the Company.
(2) Marc A. Robinson is Vice-President and Director of the Company.
ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS The Company has two directors and officers as follows: Name/Age Position and Offices Held Mark A. Jones 43 President, Secretary and Director Marc A. Robinson 42 Vice President and Director Set forth below are the names of the directors and officers of the Company, all positions and offices held and the business experience during at least the last five years.

Mark A. Jones is our President, Secretary and Director. Mr. Jones is a seasoned entrepreneur that has operated several small businesses. He started his career obtaining a professional hair stylist license in North Carolina and reciprocity license in Georgia. He acquired the Fresh Palace Barbershop in 1999. Mr. Jones grew the shop from a 3-station salon to a 10- chair barbershop and a 5 chair beauty salon. Mr. Jones opened his very first Independent Auto Dealership in Winston Salem NC. The dealership would service those individuals that needed a second chance in life due to personal situations that would harm their personal credit history. Mr. Jones incorporated Money Source Unlimited, Inc. Money Source Unlimited would provide sub- prime auto financing to individuals that could not obtain traditional loans through banks, credit unions, etc. Money Source Unlimited had more than $2,000,000 of accounts receivables on its books. 2002 Mark A Jones obtained his NC Real Estate Broker License and mortgage license. He opened JM2 Real Estate Solutions and bought a net branch of Primer Mortgage Funding. JM2 Real Estate Solutions would represent both buyers and sellers in real estate transactions. JM2 Real Estate Solutions hired several qualified real estate brokers and the company grew to a multimillion dollar real estate firm. Premier Mortgage Funding was a sub-prime mortgage brokerage firm that would specialize in first time home buyers, FHA loans and conventional home financing. Until the mortage crises of 2008 JM2 Real Estate Solutions and Premier Mortgage Funding became one of the most successful real estate entities in its area. Mr. Jones if currently enrolled at the University of Phoenix pursuing his undergraduate degree in Business Management with a concentration in finance. Marc A. Robinson is our Vice President and Director. Mr. Robinson has spent the past 20+ years in Information Technology where he has led, trained, and developed teams in various roles and responsibilities. Marc started his career in IT in 1994 shortly after graduating from ECPI School of Technology. He has grown from technician to managing various IT teams. Marc has been responsible for leading successful projects, growing the impact of other team members, managing $1million+ budgets, identifying process improvement opportunities, and overall operations of a service organization. Alongside the IT experience, Mr. Robinson has charged his way as an entrepreneur through either leading or partnering with others to develop successful business models. In 2001, Marc obtained his North Carolina Life & Health license which he used to start assisting families with learning financial strategies that included buying term insurance and investing the difference. To continue connecting the financial puzzle, Marc Robinson partnered with Mark Jones in 2003 to open the doors of JM2 Real Estate Solutions and Premier Mortgage Funding where they managed to hire several staff members in addition to several mortgage officers. These companies allowed Mr. Robinson and Mr. Jones the ability to assist folks who thought there was no hope in getting a home and getting financing. Marc and Mark grew these companies to multimillion-dollar operations. As of 2017, Marc Robinson created a financial services company called Ani Financial Group that works with families and business owners to share with them ways to save money free from market risk and how to receive it tax free; two things people want but think is not possible.

There are no agreements or understandings for the above-named directors or officers to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor will act at the direction of any other person. Recent Blank Check Companies. Mark A. Jones, the President and Director of the Company and Marc A. Robinson, the Vice- President and Director of the Company are not involved with other existing blank check companies and/or with blank check companies that have had a change in control or change in management and directors and/or have effected a business combination. Although Jones and Robinson have no prior involvement with blank check companies, Jones and Robinson intend to launch blank check companies in the future. The initial business purpose of each of such future companies will be to engage in business combination with an unidentified private company or companies and each such company will remain a blank check company until the completion of a business combination. Jones and Robinson through KGLLC will work with many companies, some startups and others on-going, that wish to become public companies. Although they counsel management of these companies on the requirements, disclosure, expense and limitations that being a public company encompasses not all companies nor management thereof will be able to meet the obligations of being a public company. A number of companies for whatever reason will chose not to proceed and either become delinquent on the required 1934 Exchange Act filings requirements resulting in automatic revocation of their registrations of file a Form 15 voluntarily terminating their registrations. Each such company that wishes to go public will independently negotiate with KGLLC to assist it in going public. Essentially, their choice of going public will be to use an existing reporting company as a vehicle rather than to go public by directly filing a registration statement pursuant to the Securities Act of 1933. The companies will pay KGLLC for its assistance in choosing the method by which to go public, the process of going public and for its on-going service for introductions into the brokerage community. For its complete package of services, including taking a company public whether by merger with a public company or direct registration statement, preparation of a registration statement on Form S-1 for registration of its securities, assistance in corporate structuring, introductions to the brokerage community and review of documents or materials intended to be used by the private company once it becomes a public reporting company, KGLLC will receive compensation in the range of $100,000.00. KGLLC will engage the law firm which provides the services to assist the company in its desired transactions, including preparation of the legal documentation required for the client company to take control of a reporting company and to commence filing its periodic reports. KGLLC will utilize the services of Mark A. Jones, which the President of KGLLC is also the principal. A change in control of a company will not change that company's status as a shell company. Once a company effects a business combination such as a merger with a company with operations, revenues, a business plan or other corporate structure, then at that time, the Company's structure as a shell company may change. At such time, such company will file a Form 8-k noticing the business combination information and notice of change in its structure. Conflict of Interest. The officers and directors of the Company will organize and expect to organize other companies with identical structure, purpose, officers and directors and shareholders, except for name. As and when created, no one blank check company, offers management any more favorable terms. As such management believes there are no conflict of interest with the companies. After KGLLC engages a private company that wishes to become a public company and the decision is made to utilize a blank check company as part of the process, the client of KGLLC will choose one of such blank check companies at random. In addition, any negotiation with such private company as to the amount of equity interest to be retained by the then current shareholders, if any, and all other compensation or consulting arrangements occur before the actual selection of the exact blank check company to be used. Thus, no conflict arises for management between any of the blank check companies nor is there any favorable positive or negative competition position for management with any of the blank check companies. Mr. Jones and/or Mr. Robinson may become associated with additional blank companies prior to the time that the Company has effected a business combination. At the time of a business combination, some or all of the shares of common stock owned by the current shareholders may be retired or redeemed by the Company. The amount of common stock which may be sold or continued to be owned by the current shareholders cannot be determined at this time. The terms of a business combination for nominal payment by cash to the current shareholders for the retirement of all or part of the common stock owned by them. Investment Company Act of 1940. Although the Company will be subject to regulation under the Securities Act and the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940 in so far as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which results in the Company holding passive interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company will be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Act of 1940. Any violation of such Act will subject the Company to material adverse consequences. ITEM 6. EXECUTIVE COMPENSATION. The officers and directors of the Company do not receive any compensation for services to the Company, have not received such compensation in the past, and are not accruing any such compensation. However, the officers and directors of the Company are also shareholders and anticipate receiving possible benefits as shareholders if the value of the shares of the Company increase after a business transaction is effected as in such business transaction, they will likely retain some of their shares in the Company and will benefit from any such increase in share value. No retirement, pension, profit sharing or stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees. ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE. The Company has issued a total of 100,000,000 shares of founder common stock pursuant to
Section 4(2) of the Securities Act. Mr. Jones is President, Director and shareholder of the Company. Mr. Robinson is Vice-President, Director and shareholder of the Company. As organizers and developer of the Company, Jones and Robinson may be considered promoters of the Registrant.
The Company is not currently required to maintain an independent director as defined in Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required. It is likely that neither Jones nor Robinson would be considered independent directors if the Company were to do so. ITEM 8 LEGAL PROCEEDINGS There is no litigation pending or threatened by or against the Company. ITEM 9 MARKET PRICE AND DIVIDENDS IN THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS. (a) Market Price. There is no trading market for the Company's common stock and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such market does develop, that it will continue. There is no common or other equity subject to any outstanding options or warrants or any securities convertible into common stock of the Company, nor is there any common stock currently being publicly offered by the Company. At the time of this registration, no shares issued by the Company are available for sale pursuant to Rule 144 promulgated under the Rules and Regulations of the Securities and Exchange Commission, but after the requisite holding period, the shareholders of the Company could offer their shares for sale pursuant to such rule. However, all the stockholders of the Company are officers and directors and as such, subject to the rules governing affiliated persons for sales pursuant to Rule 144. Pursuant to Rule 144(i), of the Securities Act of 1933, the safe harbor provisions of Rule 144 are not available to shareholders of the Company and will continue to be unavailable until at least one year after the Company ceases to be a company with no or nominal operations and has filed all reports and other materials required be filed under
Section 13 or 15(d) of the Exchange Act as applicable, during the preceding 12 months. (b) Holders. The issued and outstanding shares of common stock of the Company were issued to shareholders in accordance with the exemptions from registration afforded under Section 4(2) of the Securities Act of 1933. (c) Dividends. The Company has not paid dividends to date, and has no plans to do so in the immediate future. The Company presently intends to retain all earnings, if any, for use in the business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends would be within the discretion of the Board of Directors of the Company. ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES During the past four years, the Company has issued 100,000,000 common shares pursuant to Section 4(2) of the Securities Act of 1933 to its founders. As of December 30, 2017, the Company issued the following shares of its common stock:

Name Address Number of Shares before Offering Number of Shares after Offering Percent of Shares after Offering
Clean Hands Foundation* PO Box 669032 Charlotte, NC 28266 750,000
0 0 Jerome Hunter 1503 Westdale Lane Charlotte NC 28092 25,000
0 0 First Class Tours Inc.** 1411 Bridgton Rd Winston, NC 27127 1,500,000 0 0 Speech works Therapy Services*** 7900 Matthews Mint Hill Rd. Ste. 115 Mint Hill, NC 28227 375,000 0 0 Ashley Rivens 2818 Heather Glen Lane Charlotte, NC 28208 375,000 0 0 Burtram Fulton 9501 Willow Ridge Rd Apt. 2A Charlotte NC 28210 125,000 0 0 Sonia D. Govan 1921 Mereview Court Apt. 37 Charlotte NC 28210 125,000 0 0 Wilfred McCrea 2338 Toddville Road Charlotte NC 28214 125,000 0 0 Gracie McCrea 2338 Toddville Road Charlotte NC 28214 125,000 0 0 Nettie Hayes 1846 Starita St. Charlotte NC 28206 125,000 0 0 Mark Jerrell 10936 Gold Pan Rd. Charlotte NC 28215 125,000 0 0 Kay S. Goodwin 5910 The Plaza Charlotte NC 28215 125,000 0 0 Corey Jones 8004 Waterford Lakes Dr. Apt. 223 Charlotte NC 28210 250,000 0 0 Somer R. Dickerson 7000 Winding Cedar Trail #207 Charlotte NC 28212 250,000 0 0 James D. Connor P.O. Box 43391 Charlotte NC 28215 125,000 0 0 LaTasha Billings-Connor P.O Box 43391 Charlotte NC 28215 125,000 0 0 Wilson L. Harris 1844 Hartford Drive Gastonia NC 28052 150,000 0 0 Cassandra Void 6099 Old Number Six Hwy Eloree SC 29047 1,500,000 0 0 City of God Ministries**** 3020 Prosperity Church Rd. PMB 255-B Charlotte NC 28269 1,500,000 0 0 Charles McGee
2913 Clyde Drive Charlotte NC 28208 250,000 0 0 Koree Roseboro 8501 University Station Circle Apt. 1412 Charlotte NC 28269 125,000
0 0 Toree Roseboro 8501 University Station Circle Apt. 1412 125,000
0 0 Kevin Jordan 2016 Confederate St. Charlotte NC 28273 25,000
0 0 Delores Roseboro 1953 Saint James Church Rd Denver, NC 28037
25,000 0 0 Fulton Williams 10200 Fairbourne Court Charlotte NC 28269 750,000 0 0 Tom Leonard Jr. 5941-5 Providence Rd. Charlotte NC 28226 750,000 0 0 Phoenix Enterprises***** 2812-38 Crosspoint Circle Matthews NC 28105 750,000 0 0 Teresa Wesley Wilson 4831 Prestwick Ln. Charlotte NC 28212 125,000 0 0 Steven Wilson 4831 Prestwick Ln. Charlotte NC 28212 125,000 0 0 Sheneika Smith 16 Crestland Rd. Asheville, NC 28803 250,000 0 0 Elizabeth Kennedy 10315-302 Ringed Teal Rd. Charlotte NC 28262 125,000 0 0 Charles Roseboro 1953 Saint James Ch. Rd. Denver NC 28037 200,000 0 0 Mae R. Jones PO Box 622 Walkertown, NC 27051 125,000
0 0 Kimla Lindsay 8337 Vermilion Dr. Charlotte NC 28215 1,500,000
0 0 Marvin Wilson 9937 Bradstreet Commons Way Charlotte NC 28215
750,000 0 0 Secret Entertainment Group****** PO Box 33416 Charlotte, NC 3416 28233 750,000 0 0 (1) Mark A. Jones is President, Secretary and Director of the Company. (2) Marc A. Robinson is the Vice-President and Director of the Company. ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.0001, of which there are 100,000,000 issued and outstanding and 100,000,000 shares of preferred stock, par value $0.0001 per share, of which none have been designated or issued. The following statements relating to the capital stock set forth the material terms of the securities of the Company; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation and the By-Laws, copies of which are filed as exhibits to this registration statement. Common Stock Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably on dividends, if any, as may be declared from time to time by the Board of Directors of the Company in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All the outstanding shares of the common stock are fully paid and non- assessable. Holders of common stock have no preemptive rights to purchase common stock of the Company. There are no conversion or redemption rights or sinking funds provisions with respect to the common stock. Preferred Stock The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Georgia to establish from time to time, the number of shares to be included in each series and to fix the designation, powers, preferences and rights of such series and the qualifications, limitations and restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividends or liquidation rights. Any future issuance of preferred stock may have effect of delaying, deferring or preventing change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of holders of the common stock. At present the Company has no plans to issue preferred stock, nor adopt any series, preference or other classification of preferred stock. The issuance of shares of preferred stock or the issuance of rights to purchase such shares, could be used to discourage any unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under such circumstances, the issuance of preferred stock could adversely affect the voting power of holders of the common stock. Although the Board of Directors is required to make any determination to issue stock based on its judgement as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or most the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval to any issuance of currently authorized stock, unless otherwise required by law or otherwise. The Company has no present plans to issue preferred stock. Trading of Securities in Secondary Market. Following business combination, a private company would normally wish to cause the Company's common stock to trade in one or more United States securities markets. The private company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps would normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by the current shareholders or offered by the Company, including warrants, shares underlying warrants, and debt securities. In order to qualify for listing on the Nasdaq Capital Market, a company must at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years, (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid of $4.00; (iv) three market makers; (v) 300 round-lot shareholders; and
(vi) operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing, in the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 round-lot shareholders.
In 2011, the Nasdaq Stock Market adopted additional listing requirements for a company that became a public reporting company by effecting a business combination with a public shell, whether through a reverse merger, exchange offer or otherwise. These new requirements include (i) trading for at least one year on the OTC market or another national or foreign exchange (ii) filing of all required information, including financial, regarding the business combination (iii) timely filing of all required financial reports for the prior year which will include at least one annual report filing and (iv) maintenance of $4.00 per share price for at least 30 of the most recent 60 trading days prior to the listing application. If, after a business combination and qualification of its securities for trading, the company does not meet the qualification for listing on the Nasdaq Capital Market, the company may apply for quotation of its securities on the OTC Bulletin Board.
In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files Form 211. The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible. In certain cases, the Company may elect to have its securities initially listed on the Pink Sheets published by Pink OTC Markets Inc. In general, there is greatness liquidity for stocks traded on the Nasdaq Stock Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following a business combination or qualification of its securities for trading. The National Securities Market Improvement Act of 1996 limited the authority of the states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Section 13 or 15(d) of the Exchange Act. As a result, sales of the Company's common stock in the secondary market by holders thereof, may be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under the state securities acts. The resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission. Additional Information This registration statement and all other filings of the Company when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov. The Company will be subject to the reporting requirements of the Securities Act of 1934 automatically 60 days after filing this registration statement. ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Section 145 of the General Corporation. Law of the State of Delaware provides that a Certificate of Incorporation may contain provisions eliminating the personal liability of a director to the corporation. or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involves intentional conduct or a knowing violation of the law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Genera Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such provision. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or person controlling the Company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable. ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMTARY DATA The Company is a smaller reporting company in accordance with Regulation S-X. ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE. The Company has not changed accountants since its formation and there are no disagreements with the findings of its accountants. ITEM 15 FINANCIAL STATEMENTS AND EXHIBITS Set forth below are the audited financial statements for the Company for the period ended December 31, 2017. The following financial statements are attached to this report and filed as a part thereof. BENAIAH HOLDINGS GROUP, INC. CONSOLIDATED BALANCE SHEETS (UNAUDITED) December 31, 2017 June 30, 2017 ASSETS
Current assets Cash $ 60 $ 7 Prepaid expenses 5,000 5,000 Total current assets 5,060 5,007 Total assets $ 5,060 $ 5,007
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities Bank overdraft $ - $ 208 Accounts payable
9,583 3,480 Related party payable 19,304 11,426 Total current liabilities 28,887 15,114 Stockholders' deficit
Preferred stock, no par value; 5,000,000 shares authorized; none issued or outstanding - - Common stock, no par value; 75,000,000 shares authorized; 39,050,000 issued and outstanding 7,945 7,945 Accumulated deficit (31,772 ) (18,052 ) Total stockholders' deficit (23,827 ) (10,107 ) Total liabilities and stockholders' deficit $ 5,060
$ 5,007
BENAIAH HOLDINGS GROUP, INC. STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2017 Revenues $ - Cost of Revenue
- Gross Profit - Operating Expenses
202 Loss Before Income Taxes
(202) Income Tax Expense
- Net Loss $ (202) Loss per Share- Basic & Diluted $
- Weighted Average Shares- Basic and Diluted
100,000,000 The accompanying notes are an integral part of these financial statements
BENAIAH HOLDINGS GROUP STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM INCEPTION (DECEMBER 2, 2017) TO DECEMBER 31, 2017 COMMON STOCK ADDITIONAL PAID ACCUMULAT ED TOTAL STOCKHOLER S SHARES AMOUNT IN CAPITAL DEFICIT DEFICIT
Balance as of - $ - $
- $ - $ - 12/2/2017(Incepti on)
Issuance of Common Stock 100,000,000 2,000
(2,000) - - Capital Contribution
- - 202 - 202 Net Loss
- - - (202) (202) Balance as of December 31, 2017
100,000,000 2,000 (1,798)
(202) - The accompanying notes are an integral part of these financial statements
BENAIAH HOLDINGS GROUP STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2017 Net Loss $
(202) Adjustments to reconcile net loss to net cash used in operating activities: Expenses paid for by stockholders and contributed as capital 202 Net cash provided by (used in) operating activities
- CASH FLOWS FROM INVESTING ACTIVITIES
- CASH FLOWS FROM FINANCING ACTIVITIES
- Net increase (decrease) in cash and cash equivalents
- Cash and cash equivalents, Benaiah Holdings Group,Inc of period
- Cash and cash equivalents, end of period $
- SUPPLEMENTAL DISCLOSURES: Interest Paid $
- Taxes Paid $ - The accompanying notes are an integral part of these financial statements
Benaiah Holdings Group Notes to Financial Statements Note 1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES NATURE OF OPERATIONS Benaiah Holdings Group, Inc ("Benaiah Holdings Group" or the "Company") was incorporated on July 26, 2017 under the laws of the State of Georgia to engage in lawful corporate undertaking, including, but limited to, selected mergers and acquisitions. The Company has been in the developmental stage since its inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stocks for assets exchange. BASIS OF PRESENTATION The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America. ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements. USE OF ESTIMATES The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as at the date of the financial statements, and reported amount of revenues and expenses during the reported periods. Actual results could differ from those estimates. CASH AND CASH EQUIVALENTS Cash and cash equivalents include cash on hand and on deposit with banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2017. REVENUE RECOGNITION Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities. PROPERTY, PLANT AND EQUIPMENT Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment are generally as follows: computer software developed or acquired for internal use, three to 10 years; computer equipment, two to three years; buildings and improvements, five to 15 years; leasehold improvements, two to 10 years; and furniture and equipment, one to five years. CONCENTRATION OF RISK Financial instruments that potentially subject the Company to concentration of credit risk consists primarily of cash. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation. limit as of December 31, 2016. INCOME TAXES Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are provided when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2017, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration. LOSS PER COMMON SHARE Basic loss per common share excludes dilution and is computed by dividing by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if the securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that is then shared in the loss of the entity. As of December 31, 2017, there are no outstanding dilutive securities. FAIR VALUE OF FINANCIAL INSTRUMENTS The Company follows the guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurements related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs of valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows: Level 1 inputs are quoted (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for asset or liability, either directly or indirectly. Level 3 inputs are observable input for asset or liability. The carrying amount of financial assets such as cash approximate their fair values because of short maturity of these assets. RECENT PRONOUNCEMENTS In November 2015, the Financial Accounting Standards Board (FASB) issued ASU 2015-17, "Balance Sheet Classification of Deferred Taxes" (ASU 2015-17), which changes how deferred taxes are classified on the balance sheet and is effective for financial statements issued for annual periods beginning after December 15, 2016, with early adoption permitted. ASU 2015-17 requires all deferred tax assets and liabilities to be classified as non-current. The Company does not expect the adoption of this standard to have a significant effect on its financial statements. In January 2016, the FASB issued ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" (ASU 2016-01), which requires equity investments that are not accounted for under the equity method of accounting to be measured at fair value with changes recognized in net income and updates certain presentation and disclosure requirements. ASU 2016-01 is effective beginning after December 15, 2017. The adoption of this guidance is not expected to have a material impact on the Company's results of operations, financial position or disclosures. In February 2016, the FASB issued ASU No. 2016-02, "Leases," which requires lessees to recognize right-of-use assets and lease liabilities, for all leases, with the exception of short-term leases, at the commencement date of each lease. This ASU requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. This ASU is effective for annual periods beginning after December 15, 2018 and interim periods within those annual periods. Early adoption is permitted. The amendments of this update should be applied using a modified retrospective approach, which requires lessees and lessors to recognize and measure leases at the beginning of the earliest period presented. The adoption of this guidance is not expected to have a material impact on the Company's results of operations, financial position or disclosures.
In March 2016, the FASB issued ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting." The guidance simplifies accounting for share-based payments, most notably by requiring all excess tax benefits and tax deficiencies to be recorded as income tax benefits or expense in the income statement and by allowing entities to recognize forfeitures of awards when they occur. This new guidance is effective for annual reporting periods beginning after December 15, 2016 and may be adopted prospectively or retroactively. The Company does not expect the adoption of this standard to have a significant effect on its financial statements. In May 2016, the FASB issued ASU 2016-12, "Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients" ("ASU 2016-12"), which amends the guidance in the new revenue standard on collectability, noncash consideration, presentation of sales tax, and transition. The amendments are intended to address implementation issues and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard. The new guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those annual periods, which will be our interim period beginning January 1, 2018. Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods with that reporting period. The Company does not expect the adoption of this standard to have a significant effect on its financial statements. In August 2016, the FASB issued ASU 2016-15, regarding ASC Topic 230 "Statement of Cash Flows." This update addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. The new guidance is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is permitted. The Company does not expect the adoption of this standard to have a significant effect on its financial statements. There were no other new accounting pronouncements during the year ended December 31, 2017 that we believe would have a material impact on our financial position or results of operations.
NOTE 2 GOING CONCERN The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended December 31, 2017. The Company had working capital of $0 and an accumulated deficit of $202 as of December 31, 2017. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flow from operations to meet its obligations and/or obtaining additional financing from its members or other sources as may be required. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include adjustments to reflect the possible future effects of on the recoverability and classification of assets or amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern. In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company has no commitments from any third party for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations. NOTE 3 STOCKHOLDERS' DEFICIT
As of December 31, 2017, the Company issued 100,000,000 founders common stock to two directors and officers for no consideration. The Company is authorized to issue 100,000,000 shares of common stock and 100,000,000 shares of preferred stock. As of December 31, 2017, 14,550,000 shares of the common stock and no preferred stock were issued and outstanding. The Company recorded a discount on the common stock equal to the par value of shares issued. NOTE 4 RELATED PARTY TRANSACTIONS The stockholders of the Company contributed $202 towards the operating expenses of the Company from inception to December 31, 2017. This amount has been recorded in additional paid in capital as their capital contribution to the Company. NOTE 5 - SUBSEQUENT EVENTS The management determined that there were no significant reportable transactions subsequent to the year ended December 31, 2017.
INDEX TO EXHIBITS EXHIBIT NUMBER DESCRIPTION 3.1 Certificate of Incorporation of Benaiah Holdings Group 3.2 By-Laws of Benaiah Holdings Group 3.3 Specimen Stock Certificate of Benaiah Holdings Group Signatures In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized. Benaiah Holdings Group By: /s/Mark A. Jones, President Date: March 05, 2018